UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2007

PRIVATEBANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

____________________________

Delaware	000-25887	36-3681151
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)
70 West Madison Chicago, Illinois		60602 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (312) 683-7100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 8.01 of this Current Report on Form 8-K and the information contained in Item 1.01 of the Current Report on Form 8-K of PrivateBancorp, Inc. filed with the Securities and Exchange Commission on March 15, 2007 is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 8.01 of this Current Report on Form 8-K and the information regarding the conversion terms of the Notes (defined below) contained in Item 1.01 of the Current Report on Form 8-K of PrivateBancorp, Inc. filed with the Securities and Exchange Commission on March 15, 2007 is incorporated herein by reference.

Item 8.01. Other Events.

On March 20, 2007, PrivateBancorp, Inc. consummated the sale of an additional $15 million aggregate principal amount of its 3-5/8% Contingent Convertible Senior Notes due 2027 (the “Notes”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Notes were issued pursuant to a full exercise of an over-allotment option granted to the initial purchaser of the Notes pursuant to the terms of the purchase agreement between PrivateBancorp and RBC Capital Markets Corporation (the “Initial Purchaser”). The closing of the initial sale of $100 million aggregate principal amount of Notes occurred on March 14, 2007. PrivateBancorp received net proceeds of approximately $14.85 million, after deducting the Initial Purchaser’s discount, from the sale of Notes issued pursuant to the exercise of the over-allotment option.

The Notes and the underlying shares of PrivateBancorp common stock that may be issuable upon conversion of the Notes in certain circumstances have not been registered under the Securities Act or any state securities laws. PrivateBancorp offered and sold the Notes to the Initial Purchaser in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchaser then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act.

This report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIVATEBANCORP, INC.

Date: March 20, 2007	By:	/s/Dennis L. Klaeser
Dennis L. Klaeser
Chief Financial Officer